UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

Date of report (date of earliest event reported):
February 18, 2011

Unify Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11807	94-2710559
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

1420 Rocky Ridge Drive
Roseville, California 95661
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(916) 218-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 15, 2011, the Audit Committee of the Board of Directors of Unify Corporation (the “Company”), after consultation with Company management and the Company’s auditors, Grant Thornton LLP, concluded that the Company’s audited financial statements as of and for the year ended April 30, 2010, and each of the unaudited financial statements for the interim periods ended July 31, 2009, October 31, 2009, January 31, 2010, July 31, 2010 and October 31, 2010, did not properly account for the following items and, as a result, should not be relied upon. The Company is in the process of finalizing the quantification of the impact of the accounting errors on the Company’s previously reported financial statements, but preliminary estimates of the impact are provided in the following discussion.

1. Classification and recognition of certain warrants in accordance with ASC 815-40-15-5.

The Audit Committee determined that FASB Accounting Standards Codification Topic 815-40-15-5, “Derivatives and Hedging - Contracts in Entity’s Own Equity” (“ASC 815-40”), should have been adopted by the Company as of May 1, 2009, which would have resulted in the Company classifying and recognizing certain warrants previously issued by the Company as a liability rather than as stockholders’ equity, and that adopting ASC 815-40 as of May 1, 2009 had a material impact on the Company’s previously issued financial statements, including the audited financial statements as of and for the year ended April 30, 2010, and each of the unaudited financial statements for the interim periods ended July 31, 2009, October 31, 2009, January 31, 2010, July 31, 2010 and October 31, 2010. The Audit Committee reached this conclusion after Company management informed the Audit Committee that ASC 815-40 applies to certain warrants previously issued by the Company. Company management initially became aware of the possible applicability of ASC 815-40 as a result of an SEC comment letter related to the SEC’s review of the Company’s 10-K filing for the fiscal year ended April 30, 2010. ASC 815-40 applies to warrants that contain anti-dilution provisions that adjust the exercise price of the warrants in the event additional shares of common stock or securities convertible into common stock are issued by the Company at a price less than the then applicable exercise price of the warrants. In the case of any such warrants, ASC 815-40 provides that such warrants are to be treated as a liability (rather than stockholders’ equity) at fair value, with the calculated increase or decrease in fair value being recognized in the Statement of Operations. Company management prepared a full assessment of the Company’s warrants and concluded that previously issued warrants to purchase 1,344,986 shares of the Company’s common stock were within the scope of ASC 815-40 due to the anti-dilution provisions contained in the warrants. Accordingly, the Company has concluded that ASC 815-40 should have been adopted as of May 1, 2009 and that such warrants should have been classified as a liability measured at fair value with changes in fair value recognized in the Statement of Operations.

The estimated impact of the proper application of ASC 815-40 on a pre-tax basis as of and for the year ended April 30, 2010 is to increase current liabilities by approximately $1.0 million, to decrease stockholders’ equity by approximately $1.0 million and to increase pre-tax net loss by approximately $0.2 million.

In addition to the impact noted as of and for the year ended April 30, 2010, the estimated impact on a pre-tax basis of the proper application of ASC 815-40 as of and for the six months ended October 31, 2010, is to increase current liabilities by approximately $0.4 million, to increase notes payable, net by approximately $1.0 million, to decrease stockholders’ equity by approximately $1.4 million and to decrease the pre-tax net loss by approximately $0.8 million.

2. Accounting for Contingent Consideration in Business Combinations in accordance with ASC 805.

The Audit Committee determined that FASB ASC 805, “Business Combinations” (“ASC 805”), was not properly applied in accounting for the Company’s June 30, 2009 acquisition of AXS-One Inc. and such misapplication had a material impact on the Company’s previously issued unaudited financial statements for the interim periods ended January 31, 2010 and on the audited financial statements as of and for the year ended April 30, 2010. The Audit Committee reached this conclusion after Company management informed the Audit Committee ASC 805 had been misapplied. Company management initially became aware of the misapplication of ASC 805 as part of discussions with its independent registered public accounting firm regarding the accounting for its acquisition of AXS-One Inc. In applying ASC 805 the Company had calculated the fair market value of contingent consideration related to net license revenue on a quarterly basis and recorded any change in the calculated amount as an adjustment to goodwill.

However, in accordance with ASC 805 such changes in the fair market value should have been recorded as adjustments to the income of the Company in the Statement of Operations.

The impact of the proper application of ASC 805 as of and for the year ended April 30, 2010 is to increase goodwill by approximately $2.1 million, to increase stockholders’ equity by approximately $2.1 million and to decrease the pre-tax net loss by approximately $2.1 million. ASC 805 had no error correction impact on the financial statements as and for the six months ended October 31, 2010.

Combined Impact of ASC 815-40 and ASC 805 Adjustments:

Restatements by the Company will reflect certain adjustments to non-cash items in the Company’s financial statements as a result of the adoption of ASC 815-40 regarding accounting for warrants and the correct application of ASC 805 regarding accounting for the AXS-One Inc. contingent consideration. The preliminary estimates of the combined impact of the errors on the Statement of Operations are as follows:

		Impact of	Impact of
	Previously	ASC 815-40	ASC 805
	Reported	Adjustment	Adjustment	As Restated
		(unaudited)	(unaudited)	(unaudited)
For the Fiscal Year Ended April 30, 2010
Loss before income taxes	$(1,908,000)	$(192,000)	$2,093,000	$(7,000)

For the Six Months Ended October 31, 2010
Loss before income taxes (unaudited)	$(1,217,000)	$753,000	$-	$(464,000)

The preliminary estimates of the combined impact on a pre-tax basis of the errors on the Company’s Balance Sheet as of April 30, 2010 is to increase goodwill by approximately $2.1 million, to increase current liabilities by approximately $1.0 million and to increase stockholders’ equity by approximately $1.1 million. As noted in Item 2. above, ASC 805 had no error correction impact on the Balance Sheet as of October 31, 2010 so the change for this period would be the same as described in Item 1. above for ASC 815-40.

The restatements do not impact the Company’s previously reported total revenues, cash, cash equivalents or cash flows.

The Company, including the Audit Committee of the Board of Directors, has discussed the foregoing matters with the Company’s independent registered public accounting firm, Grant Thornton LLP. The Audit Committee has authorized and directed the officers of the Company to take the appropriate and necessary actions to restate its audited financial statements included in the Form 10-K for the period ended April 30, 2010 and the unaudited financial statements included in the Form 10-Q filings for the quarters ended July 31, 2009, October 31, 2009, January 2010, July 31, 2010 and October 31, 2010 by filing amendments as soon as practicable.

Item 7.01 Regulation FD Disclosure.

On February 18, 2011, the Company issued a press release announcing its upcoming restatement of financial statements. A copy of the press release is attached hereto as exhibit 99.1, the contents of which are furnished in its entirety.

The information in Item 7.01 of this Current Report on Form 8-K, including the exhibit, is deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1933, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1 Press Release dated February 18, 2011: Unify to Restate Previously Issued Financial Statements

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2011

By:	/s/ Steven Bonham

Steven Bonham
Vice President and CFO
(Principal Financial and Accounting Officer)